Exhibit 3.1

CERTIFICATE OF INCORPORATION

OF

C.H. ROBINSON WORLDWIDE, INC.

To form a corporation pursuant to the Delaware General Corporation Law, the undersigned hereby certifies:

ARTICLE I

The name of the corporation is C.H. Robinson Worldwide, Inc.

ARTICLE II

The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

The purpose of the corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Delaware General Corporation Law, as amended from time to time (“Delaware Law”).

ARTICLE IV

The total number of shares which the Corporation is authorized to issue is 150,000,000 as follows: 130,000,000 shares of common stock, par value $.10 per share (the “Common Stock”), and 20,000,000 shares of preferred stock, par value $.10 per share (the “Preferred Stock”).

The Preferred Stock may be issued from time to time by the board of directors as shares of one or more series. Subject to the provisions hereof and the limitations prescribed by law, the board of directors is expressly authorized, by adopting resolutions providing for the issuance of shares of any particular series and, if and to the extent from time to time required by law, by filing with the Delaware Secretary of State a certificate setting forth the resolutions so adopted pursuant to the Delaware Law, to establish the number of shares to be included in each such series and to fix the designation and relative powers, including voting powers, preferences, rights, qualifications, limitations and restrictions thereof relating to the shares of each such series. The authority of the board of directors with respect to each series shall include, but not be limited to, determination of the following:

(i) the distinctive serial designation of such series and the number of shares constituting such series;

(ii) the annual dividend rate on shares of such series, if any, whether dividends shall be cumulative and, if so, from which date or dates;

(iii) whether the shares of such series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon and after which such shares shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(iv) the obligation, if any, of the corporation to retire shares of such series pursuant to a sinking fund;

(v) whether shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

(vi) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

(vii) the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding-up of the corporation; and

(viii) any other relative rights, powers, preferences, qualifications, limitations or restrictions thereof relating to such series.

The shares of Preferred Stock of any one series shall be identical with each other in all respects except as to the dates from and after which dividends thereon shall cumulate, if cumulative.

All shares of Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges. When and as dividends are declared on the Common Stock, whether payable in cash, in property or in securities of the corporation, the holders of the Common Stock shall be entitled to share equally, share for share, in such dividends. Upon any liquidation, dissolution or winding-up of the corporation, whether voluntary or involuntary, after the payment in full of all amounts to which the holders of the Preferred Stock shall be entitled, the remaining assets of the corporation to be distributed to the holders of the stock of the corporation shall be distributed ratably among the holders of the shares of Common Stock. The holders of shares of the Common Stock shall be entitled to vote on all matters to be voted on by the stockholders of the corporation. On all matters to be voted on by the holders of Common Stock, the holders shall be entitled to one vote for each share thereof held of record. Without the affirmative vote of the holders of record of 66-2/3% of all of the shares of the Common Stock outstanding and the approval of 66-2/3% of all of the directors of the corporation (with any fractional number of directors resulting from application of such percentage rounded up to the nearest whole number):

(a) The corporation shall not, directly or indirectly, consolidate with or merge into or with any other person or entity except that any subsidiary may consolidate with or merge into or with the corporation under the provisions of Section 253 of Delaware Law or into or with any wholly owned subsidiary of the corporation.

(b) The corporation shall not, directly or indirectly, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any person or entity, whether in a single transaction or a series or related transactions, except that any subsidiary of the corporation may at any time or from time to time convey, transfer, lease or otherwise dispose of all or any of its properties and assets to the corporation or any wholly owned subsidiary of the corporation.

(c) The corporation shall not amend this Certificate of Incorporation in any manner that would permit a director to be removed from office other than for cause.

(d) The corporation shall not amend or otherwise modify or repeal any of the provisions of this Certificate of Incorporation.

The holders of Common Stock shall have no preemptive rights to subscribe to any or all additional issues of Common Stock or any securities of the corporation convertible into Common Stock.

ARTICLE V

The number of directors to constitute the whole board of directors shall be such number (not less than six nor more than nine) as shall be fixed from time to time by resolution of the board of directors adopted by such vote as may be required in the by-laws. The board of directors shall be divided into three classes as nearly equal in number as may be, with the term of office of one class expiring each year. The directors of the first class shall be elected to hold office for a term expiring at the annual meeting of stockholders in 1998, directors of the second class shall be elected to hold office for a term expiring at the next succeeding annual meeting in 1999, and directors of the third class shall be elected to hold office for a term expiring at the second succeeding annual meeting in 2000. Commencing in 1998, at each annual meeting of stockholders, successors to the directors whose terms shall then expire shall be elected to hold office for terms expiring at the third succeeding annual meeting of stockholders. In case of any vacancies, by reason of an increase in the number of directors or otherwise, each additional director may be elected by a majority of the directors then in office, even though less than a quorum of the board of directors, to serve until the end of the term he is elected to fill and until his successor shall have been elected and qualified in the class to which such director is assigned and for the term or remainder of the term of such class. Directors shall continue in office until others are chosen and qualified in their stead. When the number of directors is changed, any newly created directorships or any decrease in directorships shall be so assigned among the classes by a majority of the directors then in office, though less than a quorum, as to make all classes as nearly equal in number as may be feasible. No decrease in the number of directors shall shorten the term of any incumbent director.

ARTICLE VI

All actions required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of stockholders of the corporation and may not be effected by any consent in writing of such stockholders.

ARTICLE VII

In furtherance and not in limitation of the power conferred upon the board of directors by law, the board of directors shall have power to adopt, amend, alter and repeal from time to time the by-laws of the corporation by majority vote of all directors except that any provision of the by-laws requiring, for board action, a vote of greater than a majority of the board shall not be amended, altered or repealed except by such super-majority vote.

ARTICLE VIII

The corporation reserves the right to amend this Certificate of Incorporation in any manner provided herein or permitted by Delaware Law and all rights and powers conferred herein on stockholders, directors and officers, if any, are subject to this reserved power.

ARTICLE IX

A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of Delaware Law, or (iv) for any transaction from which the director derived an improper personal benefit.

If the Delaware Law is hereafter amended to further eliminate or limit the liability of a director of a corporation, then a director of the corporation, in addition to the circumstances set forth herein, shall have no liability as a director (or such liability shall be limited) to the fullest extent permitted by the Delaware Law as so amended. No repeal or modification of the foregoing provisions of this Article IX nor, to the fullest extent permitted by law, any modification of law, shall adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

ARTICLE X

The corporation shall, to the full extent permitted by Delaware Law, indemnify each officer and director of the corporation and may, but shall not be obligated to, indemnify any employee or agent of the corporation who is not an officer or director of the corporation as follows:

(a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall or may, as applicable, be indemnified and held harmless by the corporation to the fullest extent authorized by Delaware Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in Paragraph (c) hereof with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation.

(b) Right to Advancement of Expenses. The right to indemnification conferred in Paragraph (a) of this Article X shall include the right to be paid by the corporation the expenses incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, if Delaware Law so requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Article X or otherwise.

(c) Right of Indemnitee to Bring Suit. The rights to indemnification and to the advancement of expenses conferred in Paragraphs (a) and (b) of this Article X shall be contract rights. If a claim under Paragraph (a) or (b) of this Article X is not paid in full by the corporation within sixty days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense for the corporation that, and (ii) in any suit by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking the corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in Delaware Law. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that the indemnitee has met the applicable standard of conduct set forth in Delaware Law and that indemnification of the indemnitee is therefore proper in the circumstances, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense of the corporation to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article X or otherwise shall be on the corporation.

(d) Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article X shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this Certificate of Incorporation, by-law, agreement, vote of stockholders or of disinterested directors or otherwise.

(e) Insurance. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of Delaware Law.

ARTICLE XI

The name and mailing address of the incorporator is William B. Payne, Dorsey & Whitney LLP, 220 South Sixth Street, Minneapolis, Minnesota 55402.

Dated: August 11, 1997

/s/ William B. Payne
William B. Payne

CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF INCORPORATION OF

C.H. ROBINSON WORLDWIDE, INC.

The undersigned being the Secretary of C.H. Robinson Worldwide, Inc., a Delaware corporation (the “Company”), does hereby certify as follows:

1. The name of the Company is C.H. Robinson Worldwide, Inc.

2. The undersigned hereby certifies that at a special meeting of the stockholders of the Company, duly called and held on October 14, 2005, the amendment to its Certificate of Incorporation set forth below was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law, and that such amendment has not been subsequently modified or rescinded.

3. The first paragraph of Article IV of the Company’s Certificate of Incorporation is hereby amended and restated in its entirety and substituting in lieu thereof new paragraphs of Article IV which shall read as follows (“the Amendment”):

“ARTICLE IV.

The total number of shares which the Corporation is authorized to issue is 500,000,000 as follows: 480,000,000 shares of common stock, par value $0.10 per share (the “Common Stock”), and 20,000,000 shares of preferred stock, par value $0.10 per share (the “Preferred Stock”).

Effective at 5:00 p.m. (EDT) on October 14, 2005 (the “Effective Time”), all issued and outstanding shares of Common Stock (“Existing Common Stock”) shall be and hereby are automatically subdivided and reclassified as follows: each share of Existing Common Stock shall be subdivided and reclassified (the “Stock Split”) as two shares of issued and outstanding Common Stock (“New Common Stock”). The Corporation shall, through its transfer agent, provide certificates representing the New Common Stock to holders of Existing Common Stock in exchange for certificates representing Existing Common Stock. From and after the Effective Time, certificates representing shares of Existing Common Stock are hereby cancelled and shall represent only the right of the holders thereof to receive New Common Stock.

From and after the Effective Time, the term “New Common Stock” as used in this Article IV shall mean the Common Stock.”

4. This amendment shall be effective as of 5:00 p.m. (EDT) on October 14, 2005.

The undersigned, being the Secretary of the Company, for purposes of amending its Certificate of Incorporation, pursuant to the General Corporation Law of the State of Delaware, acknowledges that it is her act and deed and that the facts stated herein are true, and has signed this instrument on October 14, 2005.

C.H. ROBINSON WORLDWIDE, INC.

By:	/s/ Linda U. Feuss
Linda U. Feuss
Secretary

CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF INCORPORATION OF

C.H. ROBINSON WORLDWIDE, INC.

The undersigned being the Secretary of C.H. Robinson Worldwide, Inc., a Delaware corporation (the “Company”), does hereby certify as follows:

1. The name of the Company is C.H. Robinson Worldwide, Inc.

2. The undersigned hereby certifies that at the annual meeting of the stockholders of the Company, duly called and held on May 14, 2009, the amendment to its Certificate of Incorporation set forth below was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law, and that such amendment has not been subsequently modified or rescinded.

3. Article V of the Company’s Certificate of Incorporation is hereby amended and restated in its entirety and substituting in lieu thereof new Article V which shall read as follows (“the Amendment”):

“ARTICLE V

The number of directors to constitute the whole board of directors shall be such number (not less than six nor more than twelve) as shall be fixed from time to time by resolution of the board of directors adopted by such vote as may be required in the by-laws. The board of directors shall be divided into three classes as nearly equal in number as may be, with the term of office of one class expiring each year. The directors of the first class shall be elected to hold office for a term expiring at the annual meeting of stockholders in 1998, directors of the second class shall be elected to hold office for a term expiring at the next succeeding annual meeting in 1999, and directors of the third class shall be elected to hold office for a term expiring at the second succeeding annual meeting in 2000. Commencing in 1998, at each annual meeting of stockholders, successors to the directors whose terms shall then expire shall be elected to hold office for terms expiring at the third succeeding annual meeting of stockholders. In case of any vacancies, by reason of an increase in the number of directors or otherwise, each additional director may be elected by a majority of the directors then in office, even though less than a quorum of the board of directors, to serve until the end of the term he is elected to fill and until his successor shall have been elected and qualified in the class to which such director is assigned and for the term or remainder of the term of such class. Directors shall continue in office until others are chosen and qualified in their stead. When the number of directors is changed, any newly created directorships or any decrease in directorships shall be so assigned among the classes by a majority of the directors then in office, though less than a quorum, as to make all classes as nearly equal in number as may be feasible. No decrease in the number of directors shall shorten the term of any incumbent director.”

4. This amendment shall be effective as of 5:00 p.m. (EDT) on February 19, 2010.

The undersigned, being the Secretary of the Company, for purposes of amending its Certificate of Incorporation, pursuant to the General Corporation Law of the State of Delaware, acknowledges that it is his act and deed and that the facts stated herein are true, and has signed this instrument on February 18, 2010.

C.H. ROBINSON WORLDWIDE, INC.

By:	/s/ Ben G. Campbell
Ben G. Campbell
Secretary